Exhibit 99.1

Sachem Capital Reports Record 2022 Annual Revenue of $52.3 Million and Net Income Attributable to Common Shareholders of $17.2 Million or $0.46 per Share

Conference Call and Webcast to be held at 8:00 AM ET on Friday, March 31, 2023

BRANFORD, Conn., March 30, 2023 (GLOBE NEWSWIRE) -- Sachem Capital Corp. (NYSE American: SACH) announced its financial results for the year ended December 31, 2022. The company will host a conference call on Friday, March 31, 2023 at 8:00 a.m. Eastern Time to discuss in greater detail its financial and operating results for 2022.

John Villano, CPA, the company’s Chief Executive Officer, stated: “2022 was another record year for our company with revenue of $52.3 million and net income attributable to common shareholders of $17.2 million. Earnings per share was $0.46 per share compared to $0.44 for the prior year. Further we achieved approximately $20.2 million of non-GAAP adjusted earnings or $0.53 per share in earnings, reflecting the strength of our business and specifically our loan portfolio in a very challenging interest rate environment. We fully understand the effects of rapid interest rate increases on our business and, more importantly, our borrowers and will continue to take appropriate measures to further reduce risk and insulate our loan portfolio, including additional enhancements to our underwriting process and limiting the term of new loans.

“In 2022, we acquired Urbane New Haven, LLC, which added construction finance service expertise in all phases of our business. This acquisition provides us the ability to reduce risks associated with distressed properties, as well as new income streams to help ensure the highest level of oversight and planning diligence on all construction financing. We are extremely pleased with the addition of the Urbane team and their operational excellence.

“Certainly, the process of lending has undergone significant changes the past year and despite the ongoing crosscurrents, our business model has proven to be highly scalable and resilient, as evidenced by our continued strong performance during the year.”

Results of operations for year ended December 31, 2022

Total revenue grew 71.8% to approximately $52.3 million compared to approximately $30.4 million for the year ended December 31, 2021. The growth in revenue was due primarily to an increase in lending operations. For 2022, interest income was approximately $42.6 million, origination fees were approximately $7.3 million and various other fees relating to the company’s lending activities were approximately $3.0 million.

Total operating costs and expenses for the year ended December 31, 2022 were approximately $31.4 million compared to approximately $17.1 million for 2021, an increase of approximately $14.3 million. Given the company’s implementation of its growth strategies, the largest contributor to this increase was interest and amortization of deferred financing costs, which were $21.5 million in 2022 compared to $10.4 million in 2021. The balance of the increases was attributable to (i) approximately $2.2 million of compensation (including stock-based compensation), fees and taxes and (ii) approximately $854,000 general and administrative expenses. These increases are attributable to the implementation of certain growth strategies.

Net income for 2022 attributable to common shareholders was approximately $17.2 million compared to approximately $11.5 million for 2021, an increase of approximately $5.8 million or 50.2%. Net income per weighted average common share outstanding for 2022 was $0.46 compared to $0.44 for 2021.

Balance Sheet

Total assets at December 31, 2022 were approximately $565.7 million compared to approximately $418.0 million at December 31, 2021, an increase of approximately $147.7 million, or 35.3%. The increase was due primarily to the growth in the company’s mortgage loan portfolio, which increased approximately $168.3 million, and an approximately $24.8 million increase in partnership investments. Total liabilities were approximately $348.0 million compared to approximately $237.9 million.

Total indebtedness at December 31, 2022 included $280.0 million of notes payable (net of $8.4 million of deferred financing costs), $3.6 million balance on our margin loan account with Wells Fargo Advisors, $42.5 million outstanding on the company’s master repurchase financing facility with an affiliate of Churchill Real Estate and $750,000 outstanding on a mortgage with New Haven Bank.

Total shareholders’ equity at December 31, 2022 increased approximately $37.6 million to $217.7 million compared to approximately $180.1 million at December 31, 2021. The change was primarily due to net income of approximately $20.9 million, net proceeds from the sale of common shares of $39.3 million, and approximately $1.0 million related to the acquisition of Urbane New Haven’s assets.

Dividends

The company declared and paid dividends of approximately $14.9 million on common shares approximately $3.7 million on Series A preferred shares, and reported approximately $5.3 million of accrued dividends.

The company currently operates and qualifies as a Real Estate Investment Trust (REIT) for federal income taxes and intends to continue to qualify and operate as a REIT. Under federal income tax rules, a REIT is required to distribute a minimum of 90% of taxable income each year to its shareholders and the company intends to comply with this requirement for the current year.

Investor Conference Call

The company will host a conference call on Friday, March 31, 2023, at 8:00 a.m., Eastern Time, to discuss in greater detail its financial results for the year ended December 31, 2022.

Interested parties can access the conference call via telephone by dialing toll free 1-877-704-4453 for U.S. callers or +1 201-389-0920 for international callers. A webcast of the call may be accessed on Sachem’s website at https://ir.sachemcapitalcorp.com/ir-calendar.

The webcast will also be archived on the company’s website and a telephone replay of the call will be available through Friday, April 14, 2023 and can be accessed by dialing 1-844-512-2921 for U.S. callers or +1 412-317-6671 for international callers and by entering replay passcode: 13737135.

About Sachem Capital Corp

Sachem Capital Corp. is a financing REIT that specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, nonbanking loans to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate and is personally guaranteed by the principal(s) of the borrower. The company will also make opportunistic real estate purchases apart from its lending activities.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements. These forward-looking statements are based primarily on management’s current expectations and projections about future events and trends that management believes may affect the company’s financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in the Annual Report on Form 10-K for 2022 to be filed with the U.S. Securities and Exchange Commission on March 31, 2023. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, level of activity, performance, or achievements. In addition, neither the company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The company disclaims any duty to update any of these forward-looking statements. All forward-looking statements attributable to the company are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by the company in the context of these risks and uncertainties.

Investor & Media Contact:
Email: investors@sachemcapitalcorp.com

SACHEM CAPITAL CORP.
CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
Assets:
Cash and cash equivalents	$23,713,097	$41,938,897
Investment securities	24,576,462	60,633,661
Mortgages receivable	460,633,268	292,301,209
Interest and fees receivable	6,309,845	3,693,645
Due from borrowers	5,276,967	3,671,016
Real estate owned	5,216,149	6,559,010
Investments in partnerships	30,831,180	6,055,838
Property and equipment, net	4,121,721	2,172,185
Other assets	4,983,173	936,290
Total assets	$565,661,862	$417,961,751

Liabilities and Shareholders' Equity:
Liabilities:
Notes payable (net of deferred financing costs of $8,352,597 and $5,747,387)	$280,049,153	$160,529,363
Repurchase facility	42,533,466	19,087,189
Mortgage payable	750,000	750,000
Line of credit	3,587,894	33,178,031
Accrued dividends payable	5,342,160	3,927,600
Accounts payable and accrued liabilities	1,439,219	697,403
Advances from borrowers	9,892,164	15,066,114
Deferred revenue	4,360,452	4,643,490
Total liabilities	347,954,508	237,879,190

Commitments and Contingencies
Shareholders' equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; 1,903,000 shares of Series A Preferred Stock issued and outstanding	1,903	1,903
Common stock - $.001 par value; 200,000,000 shares authorized; 41,093,536 and 32,730,004 issued and outstanding	41,094	32,730
Paid-in capital	226,220,990	185,516,394
Accumulated other comprehensive loss	(561,490)	(476,016)
Accumulated deficit	(7,995,143)	(4,992,450)
Total shareholders' equity	217,707,354	180,082,561
Total liabilities and shareholders' equity	$565,661,862	$417,961,751

The accompanying notes are an integral part of these financial statements.

SACHEM CAPITAL CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Years Ended
	December 31,

	2022	2021
Revenue:
Interest income from loans	$42,618,817	$22,305,530
Investment gain (loss), net	521,662	1,069,374
Income from partnership investments	1,809,564	142,026
Origination and modification fees, net	7,320,625	4,322,883
Fee and other income	2,969,117	2,299,970
Unrealized losses on investment securities	(2,963,760)	284,769
Total revenue	52,276,025	30,424,552

Operating costs and expenses:
Interest and amortization of deferred financing costs	21,549,859	10,422,101
Compensation, fees and taxes	5,315,455	3,122,934
Other expenses	544,684	432,868
General and administrative expenses	3,097,219	2,243,038
Loss (Gain) on sale of real estate	(44,752)	165,915
Impairment loss	904,909	719,000
Total operating costs and expenses	31,367,374	17,105,856
Net income	20,908,651	13,318,696
Preferred stock dividend	(3,687,062)	(1,853,855)
Net income attributable to common shareholders	17,221,589	11,464,841

Other comprehensive loss
Unrealized gain (loss) on investment securities	(85,474)	(476,016)
Comprehensive income	$17,136,115	$10,988,825
Basic and diluted net income per common share outstanding:
Basic	$0.46	$0.44
Diluted	$0.46	$0.44
Weighted average number of common shares outstanding:
Basic	37,741,657	26,316,286
Diluted	37,749,169	26,324,986

The accompanying notes are an integral part of these financial statements.

SACHEM CAPITAL CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

						Accumulated
					Additional	Other
	Preferred Stock		Common Stock		Paid in	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Totals
Balance, January 1, 2021	-	-	22,124,801	22,125	83,814,376	(25,992)	(2,890,969)	$80,919,540

Issuance of Preferred Stock, Net of expenses	1,903,000	1,903			45,460,723			45,462,626

Issuance of Common Stock, Net of expenses			10,490,188	10,490	56,049,982			56,060,472

Exercise of warrants			5,334	5	(5)			-
Stock based compensation			109,681	110	191,318			191,428

Unrealized loss on investments						(450,024)		(450,024)

Dividends paid on Common shares							(9,638,722)	(9,638,722)

Dividends paid on Series A Preferred Stock							(1,853,855)	(1,853,855)

Dividends declared and payable							(3,927,600)	(3,927,600)
Net income for the year ended December 31, 2021							13,318,696	13,318,696

Balance, December 31, 2021	1,903,000	1,903	32,730,004	32,730	185,516,394	(476,016)	(4,992,450)	180,082,561

Issuance of Preferred Stock, net of expenses	-	-			(70,000)			(70,000)

Issuance of Common Stock, net of expenses			7,879,907	7,880	39,284,065			39,291,945

Acquisition of Urbane New Haven assets			300,000	300	995,700			996,000

Exercise of warrants			19,658	20	(20)			-
Stock based compensation			163,967	164	494,851			495,015

Unrealized loss on investments						(85,474)		(85,474)

Dividends paid on Common shares							(14,882,122)	(14,882,122)

Dividends paid on Series A Preferred Stock							(3,687,062)	(3,687,062)

Accrued Dividends							(5,342,160)	(5,342,160)

Net income for the year ended December 31, 2022							20,908,651	20,908,651
Balance, December 31, 2022	1,903,000	$1,903	41,093,536	$41,094	$226,220,990	$(561,490)	$(7,995,143)	$217,707,354

The accompanying notes are an integral part of these financial statements.

SACHEM CAPITAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOW

	Years Ended
	December 30,

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$20,908,651	$13,318,696

Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs and bond discount	2,104,093	1,215,200
Write-off of deferred financing costs	-	72,806
Depreciation expense	106,414	83,525
Stock based compensation	495,015	191,318
Impairment loss	904,909	719,000
(Gain) Loss on sale of real estate	(44,752)	165,915
Unrealized loss on investment securities	2,963,760	(284,769)
Gain on sale of investment securities	(521,662)	-
Changes in operating assets and liabilities:
(Increase) decrease in:
Interest and fees receivable	(2,616,200)	(1,873,578)
Other assets	(3,599,779)	(26,801)
Due from borrowers	(1,605,951)	(1,645,353)
Accrued Dividends Payable	(1,414,560)	-
Other Assets - Prepaid Expenses	-	(199,978)
(Decrease) increase in:
Accrued Interest	158,687	161,385
Accounts payable and accrued liabilities	766,723	129,091
Deferred revenue	(283,038)	2,544,159
Advances from borrowers	(5,173,950)	13,235,575
Total adjustments	(7,760,291)	14,487,495

NET CASH PROVIDED BY OPERATING ACTIVITIES	13,148,360	27,806,191

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities	(51,651,930)	(204,064,590)
Proceeds from the sale of investment securities	85,113,227	180,533,333
Purchase of interests in investment partnerships, net	(24,775,342)	(6,055,838)
Proceeds from sale of real estate owned	2,090,879	2,399,557
Acquisitions of and improvements to real estate owned, net	(126,442)	(981,873)
Purchase of property and equipment	(1,581,350)	(822,322)
Security deposits held	-	(13,415)
Principal disbursements for mortgages receivable	(300,277,303)	(251,832,318)
Principal collections on mortgages receivable	131,840,244	115,147,409
Other Assets - Pre-offering Costs	(170,606)	(306,440)
NET CASH USED FOR INVESTING ACTIVITIES	(159,538,623)	(165,996,497)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (repayment of) line of credit	(29,590,137)	5,122,383
Net proceeds from repurchase facility	23,446,277	19,087,189
Proceeds from mortgage	-	750,000
Repayment of mortgage payable	-	(767,508)
Accounts payable and accrued liabilities - principal payments on other notes	(24,907)	(23,761)
Dividends paid on Common Stock	(18,809,722)	(12,267,706)
Dividends paid on Preferred Stock	(3,687,062)	(1,853,855)
Financings costs incurred	-	(461,357)
Repayment of other loans	-	(257,845)
Proceeds from issuance of common shares, net of expenses	39,291,945	56,060,472
Proceeds from issuance of Series A Preferred Stock, net of expenses	(70,000)	45,462,626
Gross proceeds from issuance of fixed rate notes	122,125,000	51,750,000
Financings costs incurred in connection with fixed rate notes	(4,516,931)	(1,879,463)
NET CASH PROVIDED BY FINANCING ACTIVITIES	128,164,463	160,721,175

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(18,225,800)	22,530,869

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	41,938,897	19,408,028

CASH AND CASH EQUIVALENTS - END OF PERIOD	$23,713,097	$41,938,897

The accompanying notes are an integral part of these financial statements.

SACHEM CAPITAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOW (Continued)

	Years Ended
	December 30,

	2022	2021

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
INFORMATION
Interest paid	$19,286,819	$9,097,631

SUPPLEMENTAL INFORMATION-NON-CASH
Dividends declared and payable	$5,342,160	$3,927,600